Exhibit 99.1

PRESS RELEASE November 5, 2015	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for

Third Quarter and First Nine Months of 2015

RIVER FALLS, Wis. – November 5, 2015: Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported its financial results for the third quarter and nine months ended September 30, 2015.

Revenues were $7,333,000 for the quarter ended September 30, 2015, compared to $7,340,000 for the quarter ended September 30, 2014. Sajan’s reported net loss was $127,000 for the quarter ended September 30, 2015, compared to net income of $101,000 for the quarter ended September 30, 2014. Adjusted EBITDA was $212,000 for the quarter ended September 30, 2015, compared to $449,000 for the quarter ended September 30, 2014. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Revenues for the nine months ended September 30, 2015, were $22,192,000 compared to $20,734,000 in the same period of 2014, an increase of 7 percent. Net loss for the first nine months of 2015 was $121,000 compared to a net loss of $115,000 in the same period in 2014. Adjusted EBITDA was $873,000 in the first nine months of 2015 compared to $919,000 in the same period of 2014.

Shannon Zimmerman, CEO of Sajan, commented on the company’s third quarter results:

“Our third quarter revenue reflects increases from three of our top four domestic clients, increases from our Global Life Sciences Services Practice, and revenue from new 2015 clients. These increases were offset by a decline in international revenue due to reduced spending at IBM, and lower revenue due to timing of anticipated translation projects from several of our larger domestic clients. Our results also reflect continued investments in our operational staff and processes as well as new sales and marketing initiatives we have undertaken. I believe these key actions will drive future revenue and earnings growth.”

Mr. Zimmerman continued: “Although the delayed spending by some of our larger clients was disappointing, our relationships with these and all of our clients are strong. I am pleased with our overall progress and specifically our execution on the following key initiatives:

•	The attainment of three new customers who have adopted SiteSync, our website translation solution;
•	Our new relationship as sole provider of language translation services to Corporate United, the largest indirect group purchasing organization in the United States;
•	Our selection as a commercial partner of language translation services for Africa for Growth, an initiative to help small to medium-sized businesses in the United Kingdom expand their presence in Africa; and
•	Continued improvements to Transplicity, our translation management system and resulting operational efficiencies.”

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
EBITDA	2015	2014	2015	2014
Net income (loss)	$(127)	$101	$(121)	$(115)
Interest expense	11	20	47	64
Income taxes	3	5	12	39
Depreciation and amortization	250	247	712	726
Stock-based compensation	75	76	223	205
Adjusted EBITDA	$212	$449	$873	$919

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

Sajan's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on November 5, 2015. Sajan invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on November 12, 2015, by dialing (888) 566-0647.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. Sajan’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, its press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect Sajan’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in Sajan’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 23, 2015 under the heading “Item 1A. Risk Factors.” Sajan does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues	$7,333	$7,340	$22,192	$20,734
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,706	4,354	13,598	12,624
Sales and marketing	974	884	2,780	2,521
Research and development	354	382	1,262	1,214
General and administrative	1,163	1,348	3,897	3,659
Depreciation and amortization	250	247	712	726
Income (loss) from Operations	(114)	125	(57)	(10)
Other expense, net	10	19	52	66
Income (loss) before income taxes	(124)	106	(109)	(76)
Income tax expense	3	5	12	39
Net income (loss)	$(127)	$101	$(121)	$(115)
Income (loss) per common share – basic	$(0.03)	$0.02	$(0.03)	$(0.03)
Income (loss) per common share – diluted	$(0.03)	$0.02	$(0.03)	$(0.03)
Weighted average shares outstanding – basic	4,781	4,216	4,780	4,117
Weighted average shares outstanding – diluted	4,781	4,297	4,780	4,117

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$3,278	$4,662
Accounts receivable, net of allowance	4,729	3,999
Unbilled services	1,297	1,024
Other current assets	675	550
Total current assets	9,979	10,235
Property and equipment, net	725	711
Other assets, net	228	491
Total Assets	$10,932	$11,437
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$3,515	$3,076
Other current liabilities	1,791	2,807
Total current liabilities	5,306	5,883

Stockholders' equity	5,626	5,554
Total Liabilities and Stockholders' Equity	$10,932	$11,437